EXHIBIT 5.2
Richards, Layton & Finger
A PROFESSIONAL ASSOCIATION
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700
Fax: (302) 651-7701
www.rlf.com
June 6, 2008
Old National Bancorp
420 Main Street
Evansville, Indiana 47708
Re:	ONB Capital Trust III, ONB Capital Trust IV, ONB Capital Trust V and ONB Capital Trust VI
Ladies and Gentlemen:
     We have acted as special Delaware counsel for ONB Capital Trust III (“Trust III”), ONB Capital Trust IV (“Trust IV”), ONB Capital Trust V (“Trust V”) and ONB Capital Trust VI (“Trust VI”), each a Delaware statutory trust (collectively, the “Trusts”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
(a)	A certified copy of the Certificate of Trust of Trust III, dated as of September 15, 1999, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 15, 1999, as amended by the Certificate of Amendment, as filed with the Secretary of State on August 20, 2004, as amended by the Certificate of Amendment, as filed with the Secretary of State on May 30, 2008 (as amended, the “Trust III Certificate”);

(b)	A certified copy of the Certificate of Trust of Trust IV, dated as of September 15, 1999, as amended by the Certificate of Amendment, as filed with the Secretary of State on August 20, 2004, as amended by the Certificate of Amendment, as filed with the Secretary of State on May 30, 2008 (as amended, the “Trust IV Certificate”);

(c)	A certified copy of the Certificate of Trust of Trust V, dated as of August 18, 2004, as filed with the office of the Secretary of State on August 18, 2004, as amended by the Certificate of Amendment, as filed with the Secretary of State on May 30, 2008 (as amended, the “Trust V Certificate”);

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June 6, 2008

(d)	A certified copy of the Certificate of Trust of Trust VI, dated as of August 18, 2004, as filed with the Secretary of State on August 18, 2004, as amended by the Certificate of Amendment, as filed with the Secretary of State on May 30, 2008 (as amended, the “Trust VI Certificate,” and together with the Trust III Certificate, the Trust IV Certificate and the Trust V Certificate, the “Certificates”);

(e)	The Trust Agreement of Trust III, dated as of September 15, 1999 (the “Original Trust III Trust Agreement”), among Old National Bancorp, a multi-bank holding company organized under the laws of Indiana (the “Company”), Bank One Delaware, Inc. (“Bank One”), a Delaware corporation, as predecessor in interest to Chase Manhattan Bank USA, National Association (“Chase”), a national banking association, as predecessor in interest to BNYM (Delaware), as Delaware trustee (the “Delaware Trustee”), and Bank One Trust Company, NA (“Bank One Trust Company”), a national banking association organized under the laws of the United States, as predecessor in interest to J.P. Morgan Trust Company, National Association (“J.P. Morgan”), a national banking association, as predecessor in interest to The Bank of New York Trust Company, N.A., as property trustee (the “Property Trustee”);

(f)	The Trust Agreement of Trust IV, dated as of September 15, 1999, among the Company, Bank One, as predecessor in interest to Chase, as predecessor in interest to the Delaware Trustee, as Delaware trustee, and Bank One Trust Company, as predecessor in interest to J.P. Morgan, as predecessor in interest to the Property Trustee, as property trustee (the “Original Trust IV Trust Agreement”);

(g)	The Trust Agreement of Trust V, dated as of August 18, 2004, among the Company, J.P. Morgan, as predecessor in interest to the Property Trustee, as property trustee and Chase, as predecessor in interest to the Delaware Trustee, as Delaware trustee (the “Original Trust V Trust Agreement”);

(h)	The Trust Agreement of Trust VI, dated as of August 18, 2004, among the Company, J.P. Morgan, as predecessor in interest to the Property Trustee, as property trustee and Chase, as predecessor in interest to the Delaware Trustee, as Delaware trustee (the “Original Trust VI Trust Agreement,” and together with the Original Trust III Trust Agreement, the Original Trust IV Trust Agreement and the Original Trust V Trust Agreement, the “Original Trust Agreements”);

(i)	The Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Prospectus”) relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of each Trust (each, a “Preferred Security” and collectively, the “Preferred Securities”), filed by the Company and the

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June 6, 2008

Trusts with the Securities and Exchange Commission on June 6, 2008 (the “Registration Statement”);

(j)	A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into among the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of each of the Trusts (including Exhibits A, C and D thereto) (each a “Trust Agreement” and collectively with the Original Trust Agreements, the “Trust Agreements”), attached as an exhibit to the Registration Statement; and

(k)	A Certificate of Good Standing for each of the Trusts, dated June 6, 2008, obtained from the Secretary of State.
     Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
     For purposes of this opinion, we have assumed (i) that each of the Trust Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trusts, and that each of the Trust Agreements and each of the Certificates is in full force and effect and has not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iii) that each natural person who is a signatory to the documents examined by us has the legal capacity to sign such documents, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by each respective Trust (collectively, the “Preferred Security Holders”) of a Trust Preferred Securities Certificate for such Preferred

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June 6, 2008

Security and the payment for the Preferred Security acquired by it, in accordance with the respective Trust Agreement and the Registration Statement, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the respective Trust Agreement and the Registration Statement, and (viii) that Bank One and Chase complied with Section 3807(a) of the Delaware Statutory Trust Act, 12 Del.C. § 3801, et seq. (the “Delaware Statutory Trust Act”). We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.
     This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.
     2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of such Trust.
     3. The Preferred Security Holders of each Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the respective Trust Agreement.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.
DKD/MWR